LEASE AGREEMENT









                                 by and between








                   2800 INDUSTRIAL, INC., a Texas corporation
                                   as Landlord





                                       and





                    VTEL CORPORATION, a Delaware corporation,
                                    as Tenant










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                                                 TABLE OF CONTENTS
                                                 -----------------
                                                                            Page
                                                                            ----

1.       BASIC LEASE PROVISIONS..............................................  1

2.       CONDITION OF PREMISES; TENANT FINISH ALLOWANCE......................  2

3.       POSSESSION AND SURRENDER OF PREMISES................................  2

4.       TERM................................................................  2

5.       RENT................................................................  4

6.       TAXES...............................................................  4

7.       OPERATING COSTS.....................................................  5

8.       INSURANCE...........................................................  6

9.       BOOKS AND RECORDS; AUDITS...........................................  8

10.      UTILITIES...........................................................  9

11.      USE OF PREMISES.....................................................  9

12.      MAINTENANCE AND REPAIRS............................................. 10

13.      ALTERATIONS......................................................... 11

14.      INDEMNITY; SATISFACTION OF REMEDIES................................. 12

15.      PARKING............................................................. 13

16.      DAMAGE OR DESTRUCTION............................................... 13

17.      CONDEMNATION........................................................ 15

18.      ASSIGNMENT AND SUBLETTING........................................... 16

19.      MORTGAGEE PROTECTION................................................ 19

20.      ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS......................... 20

21.      DEFAULT............................................................. 20




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22.      REMEDIES FOR DEFAULT................................................ 20

23.      BANKRUPTCY OR INSOLVENCY............................................ 23

24.      GENERAL PROVISIONS.................................................. 25

25.      HAZARDOUS SUBSTANCES................................................ 29

26.      CONTINGENCY......................................................... 31


EXHIBITS:

Exhibit A - Floor Plans for Premises
Exhibit B - Legal Description of Land
Exhibit C - Base Rent
Exhibit D - Subordination, Non-Disturbance and Attornment Agreement Exhibit E - Net Proceeds

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "Lease"), dated as of January ____, 1998, is between 2800 INDUSTRIAL, INC., a Texas corporation ("Landlord"), and VTEL CORPORATION, a Delaware corporation ("Tenant").

         Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, on the following terms and conditions:

         1.       BASIC LEASE PROVISIONS.

                  (a) Commencement Date: The date that Landlord acquires fee simple title in and to the Building and the Land.

                  (b) Term: The term of this Lease will begin on the Commencement Date and will end fifteen (15) Lease Years thereafter, unless extended or terminated earlier pursuant to the terms and provisions of this Lease.

                  (c) Premises: That portion of the Building occupied by Tenant as of the Commencement Date, such portion being depicted on the floor plans attached hereto as Exhibit A and made a part hereof for all purposes. The parties agree that the Premises currently contain approximately 132,747 square feet of rentable area.

                  (d) Building: The two buildings containing approximately 138,715 square feet of combined rentable area and associated improvements situated on the Land, commonly known as Wild Basin One and Two, 110 and 108 Wild Basin Road, Austin, Texas.

                  (e) Land: The land on which the Building and associated improvements are situated, such land being more particularly described in Exhibit B attached hereto and made a part hereof for all purposes.

                  (f) Base Rent: The rentals payable by Tenant to Landlord in accordance with the terms and provisions of Article 5 hereof.

                  (g) Tenant's Percentage: The percentage of the Building occupied by Tenant from time to time under this Lease, such percentage being determined by dividing the rentable area of the Premises by the rentable area of the entire Building. As of the date hereof, Tenant's Percentage equals 95.7%.

                  (h) Use of Premises: General office purposes, engineering, research and development, light manufacturing, demonstration of video teleconferencing systems, training rooms, customer demonstrations, repairs, and uses otherwise incidental thereto as permitted by applicable zoning codes.

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                 (i)      Address for notices to Tenant:

                                    VTEL Corporation
                                    108 Wild Basin Road
                                    Austin, Texas  78746
                                    Attn:  Chief Financial Officer

                  (j)      Address for notices to Landlord:

                                    c/o Hill Partners, Inc.
                                    2800 Industrial Terrace
                                    Austin, Texas  78759
                                    Attn:  Dick Anderson

                  (k)      Certain Other Defined Terms: See Section 24.15 below.

         If there is a conflict between the summary set forth in this Article 1 and any other terms or provisions set forth in this Lease, such other terms and provisions set forth elsewhere in this Lease shall govern and control.

         2. CONDITION OF PREMISES; TENANT FINISH ALLOWANCE. Landlord and Tenant agree that, except as expressly provided otherwise in this Lease, Landlord is leasing the Premises to Tenant in its current "as is," "where is" condition, without any obligation to alter, remodel, improve or repair except as expressly required by the terms of this Lease. Landlord acknowledges that, prior to the Commencement Date, Tenant has performed certain improvements and repairs in, on or to portions of the Building and, in reimbursement thereof and in partial payment for Tenant's Work (defined below), Landlord agrees that it shall pay to Tenant, on the Commencement Date, the sum of $1,400,000.00. Landlord further agrees that Tenant shall be permitted to perform "Tenant's Work" as described in plans and specifications previously approved by Landlord. Tenant shall complete Tenant's Work in compliance with all applicable Laws. Tenant acknowledges that Landlord has no responsibility for any of Tenant's Work or the quality thereof. Upon completion of Tenant's Work, Tenant shall assign to Landlord all warranties or guarantees received by Tenant with respect to Tenant's Work, to the extent such warranties or guarantees relate to items that Landlord is required to maintain under this Lease.

         3. POSSESSION AND SURRENDER OF PREMISES. When this Lease terminates, Tenant will remove from the Premises all of its movable trade fixtures and equipment, inventory and other personal property, whether owned by Tenant or its Affiliates ("Tenant's Property"). Tenant's Property remaining more than thirty
(30) days after delivery of written notice from Landlord after such termination will be deemed abandoned and Landlord may keep, sell or dispose of it without any Liabilities to Tenant or its Affiliates, provided that Tenant shall remain liable for any costs associated therewith. Tenant will repair all damage and surrender the Premises broom clean and in good order, condition and repair, reasonable wear and tear, damage by fire and casualty and taking by eminent domain excepted.

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

         4.       TERM.

                  4.1 PRIMARY TERM. This Lease is effective as of the date first set forth above, and the term begins on the Commencement Date and ends ten (10) Lease Years after the Commencement Date, unless terminated earlier or extended in accordance with this Lease. A "Lease Year" is a period of twelve (12) consecutive calendar months during the Lease term, starting with the Commencement Date; provided, however, that the first Lease Year is the first twelve (12) full calendar months plus the partial month (if any) after the Commencement Date if the Commencement Date is not the first day of the month. In addition to the rent payable for the first Lease Year, Tenant will pay rent for the partial calendar month (if any) after the Commencement Date. Within ten (10) days after the request of Landlord or Tenant, the parties shall execute an agreement confirming the Commencement Date of this Lease, and any party's failure to execute such an agreement will not affect the actual Commencement Date.

                  4.2 EXTENSION OPTIONS. Landlord grants to Tenant three (3) options (the "Extension Options") to extend the Lease term for additional terms of five (5) years each on the same terms and conditions as this Lease, except that there will be no further right to extend and except as set forth below. Except as specifically set forth below, the Extension Options can be exercised only by Tenant delivering written notice of exercise to Landlord on or before one hundred eighty (180) days prior to the expiration of the then current term. If for any reason Landlord does not actually receive Tenant's unconditional written notice of exercise when required, each such option shall nevertheless continue in full force and effect and shall not lapse until fifteen (15) days after Landlord has notified Tenant in writing to inquire whether Tenant desires to exercise such option. The Extension Options are personal to the Tenant originally named in this Lease and may not be exercised by anyone else (except for an assignee pursuant to a valid assignment of this Lease, and then only if prior to the date for exercise set forth in this Lease the assignor and the assignee deliver to Landlord a jointly executed notice stating that the specific Extension Option may be exercised by the assignee; provided that, notwithstanding anything to the contrary, if there is a valid assignment of this Lease, then thereafter only the assignee will have the right to exercise any Extension Options and such exercise shall be subject to the terms above). The Extension Options are granted to and may be exercised on the express condition that, at the time of the exercise and at the beginning of each Extension Option period, Tenant is not in default under the terms of this Lease. The annual base rent for each Lease Year of each Extension Option period will be as set forth in Exhibit C attached hereto and made a part hereof for all purposes.

                  4.3 RIGHT OF FIRST REFUSAL. Tenant shall have a continuing right of first refusal to lease additional space in the Building which may become available from time to time during the term of this Lease, at the base rent per square foot then in effect under the terms of this Lease and upon all other terms and conditions hereof; provided, however, that upon Tenant's leasing of such additional space, Landlord shall provide Tenant an improvement allowance equal to $5.00 per square foot of rentable area contained within such additional space; provided that, if Tenant exercises its right of first refusal under this
Section 4.3 after the fifth (5th) Lease Year, then such improvement allowance shall be reduced by eight and thirty-three one-hundredths cents ($0.0833) per square foot of rentable area contained within the applicable additional space, multiplied times the number of months after the fifth (5th) Lease Year that Tenant exercises its right of first refusal with respect to such space. Such allowance to be paid to Tenant within ten (10) days after Tenant's substantial completion of such work. At such time as Landlord receives a third party offer for lease of such space, Landlord shall give Tenant written notice of such third party offer and the approximate square footage of rentable area contained in the space subject thereto. Should Tenant fail to exercise its right to lease such available space within thirty (30) days after receipt of such notice from Landlord, then Landlord shall have the right to lease the space to such third party, provided that Tenant shall thereafter have the right of first refusal to lease such space pursuant to this Section 4.3 if it is not leased to such third party or if after such a lease it becomes available again during the term of this Lease.

         5. RENT. Tenant will pay to Landlord the base rent as shown in Exhibit C in equal monthly installments in advance beginning on the Commencement Date and thereafter on the first day of each month during the term, prorated for any portion of a month. The term "rent" includes base rent, additional rent and all other amounts to be paid by Tenant under this Lease, whether or not specifically described as rent. All rent will be paid without demand, deduction, counterclaim or offset of any type (except as may be specifically provided otherwise elsewhere in this Lease) in lawful U.S. legal tender at the address provided for Landlord in Section 1(j), or to such other person or place as Landlord may from time to time designate.

         6.       TAXES.

                  6.1 DEFINITION OF TAXES. "Taxes" means all ad valorem taxes and assessments and governmental charges imposed against all or any portion of the Building or the Land. Notwithstanding any of the foregoing to the contrary, "Taxes" shall not include Landlord's federal or state net income, franchise, excise, inheritance, gift or estate taxes, or any deed stamps or documentary or transfer taxes payable upon the Transfer of the Building.

                  6.2 PAYMENT OF TAXES. Landlord represents and warrants that all Taxes relating to the Building, except current Taxes not delinquent, have been paid in full. Landlord shall pay promptly when they are due all Taxes relating to the Building. Starting as of the Commencement Date and continuing annually thereafter during the term, Tenant will pay Tenant's Percentage of Taxes directly to Landlord as additional rent within thirty (30) days after receipt from Landlord of a copy of the tax bill covering the Building; provided, however, that Tenant shall not be required to make such payment to Landlord prior to the date that is ten (10) days before the date such Taxes are due to the applicable taxing authority. Taxes that are assessed during the term of this Lease and also cover any periods prior to or after the term of this Lease will be appropriately prorated. Landlord shall be responsible for any interest or penalties caused by its delay in forwarding any tax bills to Tenant.

                  6.3 TENANT'S TAXES. Tenant will pay all tax assessments, license fees and charges levied, assessed or imposed on Tenant, Tenant's business operations and Tenant's Property, and Tenant will indemnify and hold Landlord and its Affiliates harmless from any Liabilities in connection therewith or in connection with any non-payment thereof.

                  6.4 CONTEST. Tenant will have the right to contest the amount or validity of any Taxes with the appropriate governmental authorities, provided that (i) Tenant timely pays Tenant's Percentage of Taxes to Landlord when due or otherwise provides to Landlord reasonable security therefor and otherwise complies with all applicable rules, regulations and other Laws in connection with such contest, and (ii) Tenant pays all costs and expenses in connection with such contest and neither Landlord nor the Premises will, as a result of such contest or any nonpayment of Taxes, become subject to any cost, loss, claim, liability, lien or encumbrance of any type. Tenant will indemnify and hold Landlord and its Affiliates harmless from any Liabilities in connection with any such contest or any nonpayment of Taxes. Landlord also will have the right to contest Taxes. A pro rata share of any refund or rebate of Taxes obtained, net of all bona fide costs and expenses incurred by either Landlord or Tenant in connection with the contest resulting in such refund or rebate, shall be paid to Tenant, within ten (10) days after Landlord's receipt thereof, in proportion to the amount of the Taxes paid by Tenant to which such refund or rebate relates.

                  6.5 ASSESSMENTS. If any general or special assessment is assessed against the Building, Landlord shall elect to pay the assessment in installments over the longest period of time allowed by applicable law, and only those installments (or partial installments) attributable to the term of this Lease shall be considered in determining Tenant's tax liability for such assessment. Notwithstanding any provision of this Lease to the contrary, Landlord (and not Tenant) shall be obligated to pay any assessment for special improvements heretofore installed or installed in connection with the initial development of the Building.

         7.       OPERATING COSTS.

                  7.1      DEFINITIONS.

                           (a)      "Common Areas" shall consist of all portions
of the Building which are not occupied by tenants or held for lease to tenants. The general term "Common Areas" includes all parking areas, landscape areas, aisles, driveways, entrances, exits, walkways, corridors, elevators and elevator shafts, stairwells, lobbies and other building areas available for use by all tenants of the Building, sidewalks, roadways, loading areas, lighting facilities (if used to illuminate the Common Areas), common heating and ventilation facilities and utility, mechanical, telephone and electric rooms, surface drainage facilities, traffic control signs and fences.

                           (b)      "Operating Costs" are all costs and expenses
reasonably incurred in connection with the ownership, operation, management, maintenance, repair, restoration and replacement of the Common Areas of the Building and components thereof, together with a commercially reasonable management or administrative fee (not in any event, however, to exceed the lesser of (i) three percent (3%) of base rent and other charges payable by Tenant under this Lease, or (ii) the actual management or administrative fee charged to Landlord by the property manager of the Building), provided that, after the fifth (5th) Lease Year, Landlord may increase the limitation under

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

clause (i) of this sentence to the then prevailing market fee, subject to Tenant's reasonable approval of such increase. Notwithstanding any of the foregoing to the contrary, "Operating Costs" shall not include expenses due to:
(1) capital improvements; (2) repairs and replacements, which under sound accounting principles and practices should be classified as capital expenditures; (3) painting, redecorating or other work that Landlord performs for any other tenant or prospective tenant of the Building; (4) repairs or other work (including rebuilding) occasioned by fire, windstorm or other casualty or by condemnation, other than reasonable deductible amounts under applicable insurance policies, if any; (5) any costs that are separately charged to and payable by tenants or for which Landlord is compensated by insurance proceeds or warranties; (6) leasing commissions and expenses of procuring tenants, including lease concessions and lease take-over obligations; (7) depreciation; (8)
interest on and amortization of debt; (9) Taxes (payment of which is specifically addressed in Article 6 above) and interest and penalties for late payment of Taxes, except that personal property taxes relating to items used exclusively in or for the Building, such as maintenance equipment, may be included in Operating Costs; (10) rent payable under any lease to which this Lease is subject; (11) off-premises supervisory personnel or property managers above the title of building manager (subject, however, to the management or administrative fee to be included as a part of Operating Costs in accordance with the first sentence of this subparagraph); (12) costs and expenses of enforcing leases against tenants, including legal fees; (13) managing agents' commissions (subject, however, to the management or administrative fee to be included as a part of Operating Costs in accordance with the first sentence of this subparagraph); (14) expenses resulting from any violation by Landlord of the terms of any lease of space in the Building or of any ground or underlying lease or any mortgage; (15) expenses for vacant or vacated space, including utility, security and renovating costs for such space; (16) all costs and expenses associated with Landlord's performance of any environmental remediation and like required under the terms and provisions of this Lease; and (17) any costs and expenses associated with Landlord's compliance with Laws pursuant to
Section 11.2 below except as provided therein. In the event the Building is less than one hundred percent (100%) occupied, then those Operating Costs that fluctuate with occupancy shall be deemed to equal the amount of such Operating Costs which would have been incurred had the Building been fully occupied, as reasonably determined by Landlord and reasonably approved by Tenant.

                  7.2 PAYMENT OF OPERATING COSTS. Starting as of the Commencement Date and continuing annually thereafter during the term, Tenant will pay Tenant's Percentage of Operating Costs to Landlord as additional rent within thirty (30) days after receipt of Landlord's bill therefor. Landlord may make reasonable estimates of monthly Operating Costs, subject to adjustments under Section 9.3 below.

         8.       INSURANCE.

                  8.1 TENANT'S INSURANCE. Tenant will maintain during the term of this Lease:

                           (a)     Commercial general liability insurance (Broad
Form CGL, or if this insurance is not then commercially available, the closest equivalent), with contractual liability (including indemnities made by Tenant in this Lease), cross-liability endorsements (or the equivalent) and fire legal liability endorsements, and automobile liability insurance. The amount of this

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

insurance will be at least $5,000,000.00 combined single limit for each occurrence. If this policy includes a "general aggregate" limit, the limit will be at least two (2) times the combined single limit per occurrence.

                           (b)     "All  risk" casualty  insurance (or  if  this
insurance is not then commercially available, the closest equivalent), covering all of Tenant's Property and all Alterations made by or for the benefit of Tenant. This insurance will be for full replacement cost (which may be subject to standard exclusions in such policies).

                           (c)     Employer's  liability  insurance of  not less
than $500,000.00, and worker's compensation insurance in statutory limits.

                  8.2 LANDLORD'S INSURANCE. Landlord will maintain during the Lease term the following insurance policies (or if any of them are not commercially available, the closest equivalents): (i) an "all risk" casualty insurance policy for the full replacement cost of the Building, including Tenant's Work (which may be subject to standard exclusions in such policies and to exclusion for foundations and footings), (ii) rental loss insurance providing coverage for twelve (12) months (or the longest period not in excess thereof that is reasonably commercially available) of base rent and estimated Taxes and Operating Costs, (iii) commercial general liability insurance (Broad Form CGL) of at least $5,000,000.00 combined single limit for each occurrence, with a deductible not to exceed $10,000.00, and (iv) such other insurance policies with commercially reasonable carriers in such amounts, with such deductibles and providing protection against such perils as may be customarily maintained by prudent owners of property similar to the Building. All losses on all policies maintained by Landlord pursuant to this Article 8 will be settled in Landlord's name (or as otherwise designated by Landlord) and proceeds will belong to and be paid to Landlord, except and to the extent specifically provided otherwise in Exhibit E attached hereto and made a part hereof for all purposes.

                  8.3 POLICY FORM. Tenant's commercial general liability policy must name Landlord and Landlord's Mortgagee as additional insureds, and Landlord's commercial general liability policy must name Tenant as an additional insured. All commercial general liability policies maintained by the parties pursuant to Article 8 hereof shall: (i) be written on an "occurrence" basis;
(ii) be from insurers licensed to do business in the State of Texas and who also maintain a rating of at least A+ by the most current Best's Key Rating Guide (or its equivalent, if such Guide ceases to be published); and (iii) state with respect to both liability and casualty policies that the insurers will not cancel or fail to renew the coverage without first giving any additional insured parties at least thirty (30) days prior written notice. Landlord and Tenant may comply with their insurance obligations hereunder by endorsement to any blanket policy of insurance. Landlord and Tenant shall deliver to each other certificates issued by the insurance carrier or carriers for each policy of insurance required to maintain by such party under this Lease within ten (10) days after written request therefor, and copies of any renewals of any insurance policies required by this Article 8 to be procured by one party for the benefit of another party shall be provided to such benefitted party not less than thirty
(30) days before the expiration of the applicable coverage.

                 8.4 WAIVER OF SUBROGATION. Landlord shall cause each casualty insurance policy required to be carried under this Lease (or actually carried by Landlord) to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Tenant in connection with any loss or damage covered by that policy, even if such loss or damage may have been caused by the act, omission, negligence or strict liability of Tenant, its subtenants or assignees or any of their respective officers, directors, agents, employees, contractors, licensees, invitees or suppliers. Tenant shall cause each casualty insurance policy required to be carried by Tenant under this Lease (or actually carried by Tenant) to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Landlord and any other additional insureds in connection with any loss or damage covered by that policy, even if such loss or damage may have been caused by the act, omission, negligence or strict liability of Landlord or the additional insureds or their respective general or limited partners, officers, directors, agents, employees, contractors, licensees, invitees, suppliers, successors or assigns. Neither party shall be liable to the other for any loss or damage to the property of the other party caused by fire or any of the casualties covered by the casualty insurance policies required to be maintained under this Lease (or actually maintained) by the other party even if such loss or damage is caused by the party or any of the other persons or entities described above in this clause and even if the cost of the loss or damage is below the deductible amount on the applicable policy or policies maintained.

         9.       BOOKS AND RECORDS; AUDITS.

                  9.1 BOOKS AND RECORD. Landlord shall keep good and accurate books and records in accordance with generally accepted accounting principles concerning the operation, maintenance and repair of the Common Areas and the payment of Taxes. All such books and records shall be maintained in Landlord's office located in Austin, Texas, and shall be kept for a period of not less than three (3) years after the close of the period to which such books and records relate.

                  9.2 TENANT'S AUDIT OF TAXES AND OPERATING COSTS. During the Lease term (and after the Lease term, but within one hundred twenty (120) days after Landlord's last invoice to Tenant), and upon at least ten (10) days' prior written notice to Landlord, but not more than once in each calendar year, Tenant may audit Landlord's records of Taxes and Operating Costs for any prior calendar year in order to verify the accuracy of the Taxes and Operating Costs charged to Tenant. Such audit will be conducted only during regular business hours where Landlord maintains its records and by a reputable accounting firm or auditing company on a non-contingent fee basis. Tenant will deliver a copy of the results of the audit to Landlord within fifteen (15) days after receipt thereof by Tenant. Except as hereinafter provided, all audits will be conducted at Tenant's cost and expense and no subtenant will have the right to conduct an audit, and no assignee will have the right to conduct an audit for any period when the assignee was not in possession of the Premises. If any invoice for Taxes or Operating Costs previously furnished Tenant shall reflect greater than one hundred three percent (103%) of the actual Taxes or Operating Costs shown by such audit, as the case may be, Landlord shall immediately pay the cost of such audit for the period audited. In any event, Landlord shall promptly pay Tenant all Taxes and/or Operating Costs shown by such audit to be overpaid by Tenant.

                  9.3 LANDLORD'S REPORT. In addition to providing the information described in Exhibit E, Landlord shall prepare an annual report of all financial matters relating to this Lease (including with respect to Net Proceeds under Exhibit E). Landlord shall deliver a copy of this annual report to Tenant within sixty (60) days after the end of each calendar year. If the results of an annual report made by Landlord show an underpayment or overpayment with respect to Net Proceeds or rent paid or payable hereunder, the shortfall or the excess, as applicable, will be paid or refunded within thirty (30) days after such report has been delivered to Tenant.

         10.      UTILITIES.

                  10.1 UTILITY CHARGES. Beginning as of the Commencement Date, Tenant will pay when due to the furnishing parties all charges for gas, water, electricity and any other utility services used solely on the Premises during the term hereof by Tenant, based upon Tenant's Percentage of the consumption charges covered by the applicable utility bill plus, so long as Tenant is not occupying the entire Building, actual utility charges for consumption by Tenant after normal business hours, as determined by the Building engineer and reasonably approved by Landlord and Tenant.

                  10.2 UTILITY INTERRUPTION. Landlord will not be responsible for any Liabilities incurred by Tenant or Tenant's Affiliates nor may Tenant abate rent, terminate this Lease or pursue any other right or remedy against Landlord or Landlord's Affiliates, as a result of any termination or malfunction of any utilities or systems except as specifically provided otherwise herein, although this will not be deemed to limit in any way Landlord's repair and maintenance obligations under Article 12 or its repair and/or restoration obligations under Articles 16 and 17 if and to the extent applicable. In the event of an interruption in any utility service, Landlord shall diligently pursue the resumption of service. If any such interruption is caused by the negligence of or breach of this Lease by Landlord and, as a result, Tenant is not able to conduct its normal level of business in the Premises, then base rent and other charges hereunder shall be equitably adjusted during the period of such interruption.

         11.      USE OF PREMISES.

                  11.1 TENANT'S USE. Tenant will use the Premises for the purposes described in Section 1(h), but for no other purpose. In addition:

                           (a)      Tenant  shall  comply   with  all  Laws  and
insurance requirements affecting the Premises or any use and occupancy thereof, including, without limitation, making required alterations to the Premises required by Tenant's specific use of the Premises or by any alterations made by Tenant thereto. Tenant will, at its expense, obtain and maintain all licenses, approvals and variances necessary to conduct its business and occupy the Premises, but none of those licenses, permits or variances will be binding on or in any way affect or restrict Landlord or the Premises itself.

                           (b)      Tenant may install  exterior signage  on the
Building, as well as monument signs, subject only to Tenant's compliance with applicable Laws and restrictive covenants applicable to the Building. Subject to compliance with applicable Laws, Tenant may also install such interior signage as it may deem necessary or advisable. Tenant will be responsible for the maintenance and repair of its signage, and on or before the expiration of this Lease, it will remove its signage and repair any damage arising from such removal.

                           (c)      During the Lease term, unless Tenant's right
to possession is terminated pursuant to the express provisions of this Lease, Tenant and its employees will have access to the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days (or 366 days, as the case may be) per year, subject only to emergencies, force majeure and necessary repairs, maintenance or construction.


                  11.2 COMPLIANCE WITH LAWS. Landlord shall comply with all Laws, including any changes thereto, relating to the physical condition of and accessibility to all parts of the Premises and the Building, except to the extent any such Laws or changes thereto apply to Tenant's specific use of the Premises and not to real estate generally or to any alteration to the Premises made by Tenant. The cost of such compliance not relating to the structure or exterior of the Building shall be included in Operating Costs. Tenant shall comply with all Laws and changes thereto which relate to its specific use of the Premises or to any alteration to the Premises made by Tenant.

                  11.3 ROOFTOP COMMUNICATIONS EQUIPMENT. Subject to the following provisions and to the remaining provisions of this Article and this Lease, Tenant may install and maintain satellite dishes and other communications equipment and antennas of reasonable size on the roof of the Building. Notwithstanding anything to the contrary, Tenant will be responsible for all Liabilities in connection with these satellite dishes and antennas and associated Systems and Equipment, including, without limitation, installation, removal, operation, maintenance, insurance, taxes and other costs and fees, and any necessary alterations or improvements to the Building or the rest of the Premises. Tenant also will be solely responsible for securing all federal, state and local permits in connection with the installation and operation of these satellite dishes and antennas and for complying with all applicable Laws relating thereto. If any such satellite dishes and antennas are to be placed on the roof of the Building after the Commencement Date, Tenant will secure from the membrane roofing manufacturer certification that the installation is compatible with all design requirements and that this installation will not void the existing roof warranty. Tenant also will use only a manufacturer-authorized roofing contractor for any such installation work that requires the penetration of the existing membrane roofing system. Within a reasonable period of time after the expiration or earlier termination of this Lease, Tenant, at its expense, will remove these satellite dishes or antennas and all associated Systems and Equipment and repair all damage arising from such removal. Notwithstanding anything to the contrary, Landlord will have no Liabilities in connection with these satellite dishes or antennas and associated Systems and Equipment (except for Liabilities arising from the gross negligence or willful misconduct of Landlord or its Affiliates), and Tenant will indemnify Landlord for and hold it free and harmless from all Liabilities arising out of or in connection with these satellite dishes or antennas and all associated Systems and Equipment, unless the same arises from or is the result of the negligence or willful misconduct of Landlord or its Affiliates.

         12. MAINTENANCE AND REPAIRS. Subject to Articles 16 and 17 of this Lease, Landlord will repair and maintain in good order and condition all elements and components (whether structural or nonstructural) of the Building, the Premises, Common Areas and Systems and Equipment, and the costs and expenses thereof incurred by Landlord shall constitute Operating Costs (except to the extent that any such repairs or maintenance are necessitated from the gross negligence or intentional acts or omissions of Landlord or its Affiliates or as otherwise expressly excluded from Operating Costs under Section 7.1(b) above). All repairs and maintenance performed by Landlord hereunder will be performed to Tenant's reasonable satisfaction in a first-class manner similar to the repair and maintenance activities customarily undertaken by prudent owners of "Class A" suburban office buildings in the Austin, Texas metropolitan area; provided, however, subject to the terms in Section 8.4 of this Lease regarding casualties and waivers of claims for damage, Tenant will be responsible for all repairs and maintenance resulting from Tenant's Alterations or the gross negligence or intentional acts or omissions of Tenant or its Affiliates.
Landlord will commence such repairs within ten (10) days following Tenant's notification that the repairs are required and once begun will proceed diligently with such repairs. If requested by Tenant, (i) Landlord will provide a full-time or part-time building engineer on-site on the Premises acceptable to Tenant to help supervise and perform Landlord's repair, maintenance and service obligations, and all costs for such personnel shall be deemed to be part of Operating Costs, and (ii) if Tenant is dissatisfied in its reasonable business judgment with the property manager for the Building after prior notice and a reasonable opportunity to cure, within a reasonable time after request from Tenant, Landlord will replace such property manager with a management company reasonably acceptable to Tenant.

         13.      ALTERATIONS.

                  13.1 LANDLORD'S CONSENT. For purposes of this Lease, "Alterations" means Tenant's alterations, additions, improvements, remodeling, repainting, decorations or other changes (other than those constituting initial tenant improvements made as part of Tenant's Work). Tenant may make nonstructural Alterations to the Building without Landlord's consent, provided that Tenant complies with this Article and the rest of this Lease and, provided further, that the Alterations do not (i) affect the exterior windows of the Building, (ii) increase any mezzanine areas of the Building, (iii) adversely affect the strength, structural integrity or load-bearing capacity of any portion of the Building, (iv) materially and adversely affect the Systems or Equipment or (v) adversely affect any other tenants of the Building. All structural Alterations shall require Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Whether or not Landlord's consent is required, Alterations shall be subject to the remainder of this
Article 13.

                  13.2 NOTICE. Tenant will notify Landlord at least fifteen (15) days before beginning any Alterations requiring Landlord's consent. If Landlord shall fail to respond to any written request for Landlord's consent to any Alterations, Landlord's consent shall be deemed to have been given. Together with Tenant's notice (or if notice is not required then prior to beginning the Alterations), Tenant will give Landlord copies of any building permits and approvals obtained by Tenant and any plans and specifications for the Alterations prepared by Tenant, if any. Landlord's review or approval of Tenant's plans and specifications is solely for Landlord's benefit and will not be considered a representation or warranty to Tenant as to safety, adequacy, efficiency, compliance with Laws or any other matter, or a waiver of any of Tenant's obligations hereunder. Except for items of Tenant's Property, and unless otherwise specifically agreed by Landlord in writing in response to Tenant's specific written request in each instance with respect to each Alteration, at the end of this Lease all Alterations shall be surrendered with the Premises and will be deemed to be Landlord's property (except for moveable partitions and any trade fixtures or equipment, which will remain Tenant's Property).

                  13.3 COMPLIANCE WITH LAWS. Alterations performed by Tenant shall comply in all respects with this Lease and applicable Laws and insurance requirements. Alterations will be done in a good workmanlike manner, using first quality materials, and so as not to unreasonably interfere with Landlord or other tenants in the Premises, cause labor disputes or impose any Liabilities on Landlord. Alterations will be performed only by experienced, licensed and bonded contractors and subcontractors, and Tenant will cause its contractors and subcontractors to carry workmen's compensation insurance in statutory limits, and commercial general liability insurance (Broad Form CGL, or if such insurance is not then commercially available, the closest equivalent) in an amount not less than $1,000,000.00 or such higher amount as then may be customarily demanded by prudent landlords, and such liability insurance shall contain cross-liability endorsements or the equivalent (if Landlord is to be named as an additional insured pursuant to the provisions hereof) and automobile liability insurance in the same amount, and if such work is reasonably estimated to cost more than $100,000.00 in any instance, Landlord and its general partners, Landlord's Mortgagee and the Building property manager shall be named as additional insureds on such policies.

                  13.4 LIENS. Tenant will pay when due all claims for labor, materials and services claimed to be furnished for Tenant or Tenant's Affiliates and keep the Building and the Premises free from all liens, security interests and encumbrances based on or arising from such claims ("Liens"). Tenant will indemnify Landlord for, and hold Landlord harmless from, all Liens, the removal of all Liens and any related actions or proceedings, and all Liabilities incurred by Landlord in connection therewith. NOTICE IS HEREBY GIVEN TO ALL PERSONS FURNISHING LABOR OR MATERIALS TO TENANT THAT NO MECHANICS', MATERIALMEN'S OR OTHER LIENS SOUGHT ON THE PREMISES WILL IN ANY MANNER AFFECT LANDLORD'S RIGHT, TITLE OR INTEREST THEREIN.

         14.      INDEMNITY; SATISFACTION OF REMEDIES

                  14.1 INDEMNIFICATION. Notwithstanding Section 24.11 or any other provision of this Lease, Tenant and Landlord (each an "Indemnitor") will indemnify the other (each an "Indemnitee") against, and hold Indemnitee harmless from, all claims, liabilities, demands or causes of action, including all reasonable expenses of the Indemnitee incidental thereto, for injury to or death of any person and, subject to Section 8.4 above, damage to any property arising within or in the Building, including the Premises, and caused by Indemnitor's negligent act or omission or the negligent act or omission of any employee or agent of Indemnitor. The liability of Indemnitor to indemnify Indemnitee as hereinabove set forth shall not extend to any matter against which Indemnitee shall be effectively protected by insurance, provided that, if any such liability shall exceed the amount of the effective and collectible insurance in question, the liability of Indemnitor shall apply to such excess.

                  14.2 SATISFACTION OF REMEDIES. Notwithstanding anything in this Lease or elsewhere to the contrary, Tenant agrees to look solely to Landlord's interest in the Building and the Land (including, without limitation, any and all rents, sales proceeds and other income attributable thereto, as well as Landlord's interest in liability insurance proceeds, casualty insurance proceeds and eminent domain awards to the extent that such proceeds or awards are not paid to or retained by Landlord's Mortgagee or applied in accordance with this Lease), to satisfy any claims, rights or remedies of Tenant hereunder, and Landlord and its partners and their respective Affiliates, at every level of ownership and interest, shall have no personal or individual liability of any type, whether for breach of this Lease or otherwise, their assets will not be subject to lien or levy of any type, nor will they be named individually in any suits, actions or proceedings of any type.

         15. PARKING. All parking areas on the Premises shall be available to Tenant and its Affiliates in common with all other tenants of the Building. Except for Tenant's Percentage of Taxes and Operating Costs associated with the parking areas, Tenant will not be charged for parking. If necessary in Landlord's reasonable judgement to protect property, permit adequate security, prevent unauthorized use or entry, increase safety or promote the orderly or efficient flow of traffic, Landlord may (i) change signs, lanes and the direction of traffic within the parking areas, (ii) change, eliminate or add parking spaces or areas devoted to parking (provided that Tenant's parking is not reduced), (iii) allow parking with a validation, valet, sticker or other system, (iv) promulgate uniform and nondiscriminatory rules and regulations that do not materially and adversely affect any of Tenant's parking rights, and (v) take any other actions reasonably deemed necessary by Landlord, as long as such actions conform with this Lease.

         16.  DAMAGE OR DESTRUCTION.

                  16.1 REPAIRS. Subject to the provisions of this Article and the provisions of this Lease, Landlord will repair damage to the Premises and the Building (including Tenant's Work) caused by fire or other casualties to the extent insured against (or required under the terms of this Lease to be insured against) under standard "all risk" casualty policies; provided, however, Landlord shall not be obligated to repair damage for which Landlord has no liability if and to the extent specifically so provided under other provisions of this Section or the rest of this Lease, or to repair or replace any damage to Tenant's Property or any Alterations (except to the extent that damage to such Alterations is covered by Landlord's casualty insurance policy). Except as may otherwise be required by then applicable Laws or as provided in this Lease, Landlord will restore the damaged portions to their prior condition. Landlord will proceed diligently to complete repairs promptly after receiving notice of the damage, required approvals, building permits and licenses and the insurance proceeds payable on account of the damage, all of which Landlord will pursue diligently.
                                       13

                  16.2  ELECTION TO TERMINATE.

                           (a)      Landlord has the option either to (a) repair
the casualty damage in accordance with the terms of this Lease, or (b) terminate this Lease by delivering written notice within sixty (60) days after the damage occurs, if: (i) the damage occurs during the last eighteen (18) months of the then current term of this Lease and, as determined by an independent third party estimate, the repairs would take more than one-third (1/3) of the remaining term to complete (unless Tenant validly exercises a previously unexercised Extension Option in accordance with this Lease within 30 days after receipt of written notice from Landlord that Landlord intends to terminate this Lease in accordance with this clause (i) or unless Tenant, within such 30-day period, agrees in writing to advance all costs in excess of the insurance proceeds made available to Landlord, or would be made available to Landlord had Landlord complied with the provisions of Section 8.2 above, in connection with such casualty damage ("Landlord's Insurance Proceeds") in order to complete such repairs); or (ii) the repairs would cost more than one hundred thirty percent (130%) of Landlord's Insurance Proceeds (unless, within 30 days after receipt of written notice from Landlord that it intends to terminate this Lease in accordance with this clause
(ii), Tenant agrees in writing to advance all costs in excess of Landlord's Insurance Proceeds in order to complete such repairs); or (iii) Tenant has elected to terminate this Lease in accordance with the provisions of Section 16.2(b) below. (b) In the event any casualty damage either denies Tenant access to the Premises, or causes more than twenty percent (20%) of Tenant's parking spaces to become unusable (and Landlord cannot replace those lost spaces promptly and in reasonable proximity to the Premises, whether by the use of valet parking, or otherwise), or causes at least thirty-five percent (35%) of the useable area of the Premises to become entirely untenantable, Tenant shall have the right to terminate this Lease for such damage in the following circumstances: (x) if Landlord elects or is required under this Lease to repair the damage, Landlord fails to substantially complete the repairs it is required to make (or restore access or restore or replace parking spaces, as applicable) within one hundred eighty (180) days after the damage occurs (or such longer period of time as estimated by Landlord under clause (y) below if Tenant does not terminate this Lease under such clause), and Tenant delivers its written termination notice to Landlord within thirty (30) days after the end of such 180-day (or such longer) repair period and Landlord fails to substantially complete those repairs (or restore access or restore or replace parking spaces, as applicable) within thirty (30) days after receiving such notice; provided, however, if Landlord's repairs are deemed to be substantially completed (or Landlord has restored access or restored or replaced parking spaces, as applicable) within such 30-day period, Tenant's termination notice will be null and void and this Lease will continue in existence; or (y) Landlord notifies Tenant in writing that the repairs that Landlord is required to make has been estimated by an independent third party to take longer than one hundred eighty
(180) days to substantially complete (or that Landlord cannot restore access or restore or replace parking spaces, as applicable, within 180 days) and Tenant delivers to Landlord a written termination notice within thirty (30) days after receiving such third party estimate; or (z) such damage occurs during the last eighteen (18) months of the then current term of this Lease and Landlord notifies Tenant in writing that the repairs that Landlord is required to make has been estimated by an independent third party to take longer than one-third (1/3) of the remaining period until the expiration of the current term of this

Lease to substantially complete (or that Landlord cannot restore access or restore or replace parking spaces, as applicable, within such period), and Tenant delivers to Landlord a written termination notice within thirty (30) days after receiving such third party estimate.

                  16.3 ABATEMENT OF RENT. If the Building or any portion thereof is damaged by casualty so that it is untenantable for more than two (2) consecutive business days, base rent, Taxes and Operating Costs will abate in proportion to the degree to which Tenant's use of the Premises is impaired from the date of the damage until Landlord has substantially completed the repairs it is required to make and gives Tenant access to the Premises, or Tenant reoccupies or can reoccupy the damaged part of the Premises, whichever is earlier. The abatement of base rent, Taxes and Operating Costs described above is Tenant's sole remedy and compensation in connection with any damage, destruction or repairs, except for Tenant's right to terminate as permitted in this Article, or unless Landlord willfully fails to complete with diligence the repairs it is required or elects to make.

                  16.4 CONSEQUENCES OF TERMINATION. If this Lease is terminated pursuant to this Article 16 or pursuant to Article 17 below but Tenant holds over in the Premises, then, notwithstanding the second to last sentence of
Section 24.1, the most recent annual base rent will not be increased, and any abatement of rent that applied prior to the termination will continue to apply to the same extent and for the same period that it would have absent the termination; provided, however, the remainder of Section 24.1 will continue to apply. Notwithstanding anything to the contrary, after a termination of this Lease pursuant to this Article 16 or pursuant to Article 17 below, (i) Tenant shall remove Tenant's Property from the Premises as soon as reasonably practicable, but in any event within sixty (60) days after such termination;
(ii) Tenant shall cooperate with Landlord, at Tenant's expense, to minimize any interference with Landlord's activities on the Premises; and (iii) upon Landlord's written request, Tenant shall immediately remove (or relocate to an unaffected part of the Building, if any, or the Premises) the items of Tenant's Property specified by Landlord if, in Landlord's good faith belief, such removal or relocation is necessary to avoid the risk of additional damage, injury or death or to comply with applicable Laws, and if Tenant does not so remove or relocate those items of Tenant's Property as so required within fifteen (15) days after Landlord's written request therefor, those items shall be deemed abandoned by Tenant and Landlord shall have all of the rights set forth in
Article 3.

                  16.5 RECONSTRUCTION COSTS. For purposes of this Lease, "Reconstruction Costs" means the costs advanced by Tenant, if any, to perform Landlord's repairs up to the same level of fit and finish that existed immediately prior to the casualty damage if and to the extent that Tenant specifically has been granted the right in this Article 16 to advance such costs. Reconstruction Costs shall not include any costs to repair or replace Tenant's Property or any Alterations, nor any advances that are subsequently repaid to Tenant (whether by insurance or otherwise).

         17.      CONDEMNATION.

                           (a)      If all or substantially  all of the Premises
is condemned,  taken or  appropriated  by any public or  quasi-public  authority

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

under the power of eminent domain, police power or otherwise, or if there is a conveyance in lieu thereof ("Condemned" or a "Condemnation"), this Lease will terminate as of the day before the Condemnation.

                           (b)      If more than  twenty-five percent  (25%)  of
the usable area of the Premises is Condemned, either Landlord or Tenant may terminate this Lease as of the day prior thereto by delivering written notice to the other within fifteen (15) days after the effective date of the Condemnation. Tenant also will have the right to terminate this Lease subject to the terms of and in the manner described in clauses (x), (y) and (z) of Section 16.2(b) above if the Condemnation denies Tenant access to the Premises or effectively renders the Premises untenantable in the same manner, to the same extent and for the same periods as a casualty as described in those clauses, or at least twenty percent (20%) of Tenant's parking spaces are Condemned and are not restored or replaced by Landlord and the ratio of the number of Tenant's parking spaces Condemned compared to the rentable area of the Building Condemned at the same time (if any) is materially greater than the ratio of Tenant's total initial parking spaces compared to the initial rentable area of the Building, in each case effective as of the date of Condemnation.

                           (c)      If part of  the  Premises is  Condemned  and
this Lease is not terminated, Landlord will make the necessary repairs so that, to the extent reasonably possible, the remaining part of the Premises will be a complete architectural unit. Otherwise, Landlord's restoration will be conducted as described in Section 16.1 above, as applicable, except that Landlord will not be required to begin repairs until it receives any necessary approvals, building permits and licenses and substantially all of the proceeds of any awards granted for the Condemnation, and then will proceed promptly and diligently with such repairs. As of the later of the date of Condemnation or the date the condemning authority requires possession, base rent will abate in proportion to the area of the Building Condemned. Except for Tenant's rights to receive its share of Net Proceeds as set forth in Exhibit E, all proceeds, income, rent, awards and interest in connection with any Condemnation will belong to Landlord, whether awarded as compensation for the unexpired portion of this Lease, or otherwise. Except for Tenant's right to receive Net Proceeds as set forth in Exhibit E, Tenant waives all claims against Landlord and the condemning authority with respect thereto, and in connection with a Condemnation, but nothing in this Article shall prevent Tenant from bringing a separate action against the condemning authority for its leasehold improvements, moving costs or for lost goodwill.

         18.      ASSIGNMENT AND SUBLETTING.

                  18.1 LANDLORD'S CONSENT REQUIRED. Except as otherwise provided in this Article 18, Tenant may not assign this Lease or sublease greater than fifty percent (50%) of the Premises (collectively, a "Transfer") without the express written consent of Landlord (which consent shall not be unreasonably withheld) and otherwise complying with this Article, and any attempt to do so without such consent and compliance will be null and void unless otherwise specifically elected by Landlord in writing.

                  18.2 NOTICE. Tenant will notify Landlord in writing at least thirty (30) days before any proposed or pending Transfer (or as soon as reasonably possible in the case of the Transfer pursuant to Section 18.5(c), but

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in any  case  before  such  a  Transfer)  and  will  deliver  to  Landlord  such information as Landlord may reasonably request in connection with the proposed or pending Transfer and the proposed transferee, including, without limitation,
(i) a copy of the proposed Transfer documents, (ii) current financial statements of the transferee, and (iii) other reasonably available financial information about the proposed transferee and the type of business and business history of the proposed transferee. The financial information received by Landlord from the transferee will be treated as confidential information, unless the information is otherwise publicly available or is obtained by Landlord from other sources, and in any event Landlord may disclose it to Landlord's lenders, attorneys, accountants, prospective purchasers and their agents, to be treated by them as confidential to the same extent as by Landlord.

                  18.3 REASONABLE CONSENT. Landlord will not unreasonably withhold or delay its consent to a Transfer. Landlord shall consent or withhold such consent by written notice to Tenant within fifteen (15) days of Tenant's written request for Landlord's consent. If Landlord fails to respond to Tenant's request within such 15-day period, Landlord shall be deemed to have consented to such Transfer. Tenant agrees that Landlord's withholding of consent to a proposed sublease or assignment will be deemed reasonable if Tenant is in default under this Lease or any of the other material terms and conditions of this Article have not been complied with, or if (i) the subtenant or assignee, in Landlord's reasonable business judgment, is not reasonably creditworthy or does not have the independent financial ability to perform its obligations under its assignment or sublease (which ability shall be deemed satisfied if the subtenant or assignee has a net worth at least equal to Tenant's as of the date of the intended Transfer), or (ii) such subtenant or assignee is then subject to any bankruptcy or reorganization plan, proceeding or order, or a receiver is managing its affairs or assets.

                  18.4 RELEASE OF TENANT. Whether or not Landlord consents, no Transfer shall release or alter any of the assignor's or Tenant's Liabilities hereunder, including, without limitation, the joint and several obligations of the assignor and Tenant to pay rent and perform all of Tenant's other obligations under this Lease, except that, provided that there is then no default by Tenant under this Lease, but notwithstanding any other provisions of this Lease to the contrary, Tenant or the applicable assignor will be released (a "Released Assignor") from further obligations under this Lease as of the date that the following conditions are satisfied:

                           (a)      There is a valid assignment of this Lease by
the assignor in accordance with the terms of this Article to an assignee (including a Permitted Assignee) who has a net worth and financial capability at least equal to those possessed by Tenant as of the Commencement Date.

                           (b)      The   assignee   (including    a   Permitted
Assignee) unconditionally assumes in writing for Landlord's benefit this Lease and all of the assignor's and Tenant's Liabilities arising after the effective date of such assignment.

         The acceptance of rent by Landlord from any person other than Tenant shall not act as a waiver by Landlord of any of its rights or remedies under this Article, and consent to one Transfer will not be deemed to be consent to any subsequent Transfer. If Tenant or any transferee defaults under this Lease,

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Landlord may proceed  directly  against the  transferee  and/or  against  Tenant and/or against the transferor (providing the same has not been released hereunder) without proceeding or exhausting its remedies against the other. Except to the extent expressly permitted otherwise hereunder, Tenant and a transferor will not be relieved of any Liabilities under this Lease if and to the extent that Landlord grants or consents to any waivers under this Lease to or for the benefit of any transferee (but if, prior to a breach by Tenant or any transferee, Landlord waives in writing the performance by the transferee of any obligation that Tenant otherwise would be required to perform under this Lease, that waiver also shall apply with respect to Tenant, or such transferor, as applicable). Landlord's waivers with respect to a transferee will not affect the rights (if any) of Tenant or the transferor (as applicable) against the transferee for any breach of this Lease or any assignment, sublease or other agreement (as applicable) by the transferee; provided, however, all of such rights against the transferee will be subject and subordinate to Landlord's rights under this Lease against the transferee in the event of a default under this Lease.

                  18.5     ADDITIONAL TERMS.

                           (a)      This Article is binding on and will apply to
every transferee, at every level. The surrender of this Lease or its termination will not be a merger, but Landlord will have the right in its arbitrary discretion (subject to any non-disturbance and attornment agreements entered into by Landlord) to terminate all subleases and the occupancy rights of all transferees.

                           (b)      An assignee will  be deemed to  have assumed
all of Tenant's Liabilities under this lease and will be deemed to be bound by this Lease, and the assignee will indemnify Landlord and hold it harmless from all Liabilities in connection with the assignment, although this indemnity will not affect any liability that Landlord owes to Tenant or others if and to the extent specifically set forth in the terms of this Lease, and it is also understood that any assignee's Liabilities and indemnities relating to the use and occupancy of the Premises will remain as set forth in this Lease and any amendments thereto. To confirm the foregoing, a prospective assignee will be required to execute and deliver to Landlord a written assumption of Tenant's Liabilities under this Lease and the indemnity described above. Any unreleased assignor and the assignee will be deemed to be jointly and severally liable for all Liabilities of the Tenant under this Lease.

                           (c)      Without  Landlord's   consent,  Tenant   may
sublease up to fifty percent (50%) of the Premises. A sublease will be deemed to be subject and subordinate to this Lease in all respects; Tenant and the subtenant will indemnify Landlord and hold it harmless from all Liabilities in connection with the sublease (although this indemnity will not affect any liability that Landlord owes to Tenant or others if and to the extent specifically set forth in the terms of this Lease, and it is understood that Tenant's Liabilities and indemnities relating to the use and occupancy of the Premises remain as set forth in this Lease and any amendments thereto); the subtenant will acquire no rights or claims against Landlord or its Affiliates; if this Lease is terminated or Landlord rightfully reenters or repossesses the Premises, Landlord may terminate the sublease, or at its option, become the sublessor under the sublease and the subtenant will attorn to Landlord, but Landlord will not be liable for Tenant's acts or omissions or bound by any amendment to the sublease made without Landlord's prior written consent.

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

Sublessees will not have the right or power to make further Transfers, and any attempt to do so will be null and void unless otherwise specifically elected by Landlord in writing.

                           (d)      Notwithstanding  anything  to  the  contrary
herein contained, an assignment or sublease by Tenant to (i) an entity that is controlled by, controls or is under common control with Tenant (a "Control Party"), (ii) an entity resulting from a merger, consolidation or reorganization with Tenant, (iii) a purchaser of substantially all of the assets or shares of Tenant, or (iv) any partnership greater than fifty percent (50%) of which shall be owned by Tenant or a Control Party, provided Tenant or such Control Party is a general partner, will be deemed to be a permitted assignment or sublease, as applicable, that does not require Landlord's or Landlord's Mortgagee's consent, provided that the rest of this Article is complied with and the transferee (if an assignee) unconditionally assumes this Lease and all of Tenant's Liabilities in writing (and such transferee will be a "Permitted Assignee" or a "Permitted Sublessee," as applicable).

                           (e)      An  assignee pursuant to a  valid assignment
and assumption of this Lease in accordance with the terms of this Article shall be regarded as the Tenant under this Lease with all of the rights and Liabilities of the Tenant, except as otherwise specifically provided in this Lease, but this shall not affect the assignor's continuing liability under this Lease as set forth in Section 18.4.

         19.      MORTGAGEE PROTECTION.

                  19.1 SUBORDINATION AND ATTORNMENT. Prior to the Commencement Date, Landlord shall obtain from the current holder of any Superior Mortgage (as defined in Section 24.2) a subordination, non-disturbance and attornment agreement (an "SNDA") providing, among other things, that the holder will recognize Tenant's lease of the Premises hereunder and will not disturb Tenant's quiet possession of the Premises as long as Tenant is not in default under provisions of this Lease. Any SNDA furnished by Landlord or Landlord's mortgagee under any Superior Mortgage ("Landlord's Mortgagee") shall materially and substantively conform to form attached as Exhibit D attached hereto. Notwithstanding the foregoing, Landlord's Mortgagee may elect that this Lease will be superior to a Superior Mortgage, regardless of the date of recording, and Tenant will execute an agreement confirming this election on request. Landlord further agrees that, before it shall have the right to subject and subordinate this Lease to the lien of any mortgages or deeds of trust hereafter placed upon Landlord's interest in the Building or the Premises, Landlord shall have first secured for Tenant's benefit a written SNDA in the form set forth in Exhibit D.

                  19.2 MORTGAGEE'S LIABILITY. The obligations and Liabilities of Landlord, Landlord's Mortgagee or their successors under this Lease will exist only if and for so long as each of these respective parties owns fee title to the Premises or is the lessee under a ground lease of the Premises.

                  19.3 MORTGAGEE'S RIGHT TO CURE. No act or omission (if any) which otherwise entitles Tenant under the terms of this Lease or by any Laws to

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be released from any Lease obligations or to terminate this Lease will result in such a release or termination unless Tenant first gives written notice of the act or omission to Landlord and Landlord's Mortgagee and those parties then fail to correct or cure the act or omission within a reasonable time thereafter (which will not be less than thirty (30) days and which, in any case, will be long enough to allow Landlord's Mortgagee sufficient time within which to complete such a correction or cure in a commercially reasonable and diligent manner). Nothing in this Section or the rest of this Lease shall obligate Landlord's Mortgagee to correct or cure any act or omission or is meant to imply that Tenant has the right to terminate this Lease or be released from its obligations except as may otherwise be permitted in this Lease (although if Landlord or Landlord's Mortgagee fails to cure as set forth above, then nothing in this clause shall prevent Tenant from exercising any of its rights and remedies as specifically set forth in this Lease). Landlord will (and upon Tenant's written request shall), and/or Landlord's Mortgagee may, give notice to Tenant in writing of the identity of any mortgagee of the Premises and Tenant may rely on such notice(s) in complying with this Article.

         20.      ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS.

                  20.1 ESTOPPEL CERTIFICATES. Landlord and Tenant will, from time to time, within twenty (20) days after written request by the other (which request will be made in accordance with Section 24.16), execute and deliver an estoppel certificate in form reasonably satisfactory to the requesting party or its designees which will certify (except as may be truthfully and accurately noted to the contrary therein) such information that is available to such party concerning this Lease or concerning the other party hereto or its Affiliates as the requesting party or its designees may reasonably request.

                  20.2 FINANCIAL STATEMENTS. Within ninety (90) days after the end of each fiscal year of Tenant that falls within the term of this Lease, Tenant will prepare and/or obtain, at no cost or expense to Landlord, annual financial statements for Tenant, including, without limitation, a balance sheet, income statement and statement of sources and uses of funds (the "Financial Statements"). Within ten (10) days after Landlord's written request from time to time, Tenant shall deliver to Landlord (and if requested, to Landlord's Mortgagee) copies of the most recent annual and quarterly Financial Statements, whether or not audited (provided, however, that for so long as Tenant and/or the assignee and/or the sublessee is a public company, such public company shall not be required to release its Financial Statements to Landlord or Landlord's Mortgagee until it releases them or is permitted to release them to the public, whichever is earlier).

         21. DEFAULT. The occurrence of one or more of the following events will be a default by Tenant under this Lease: (a) the failure to pay rent or any other required amount within ten (10) days after written notice that the payment is due, but even if Tenant has not paid in full within the first 10-day period, Tenant will not be in default unless it fails to pay in full within ten (10) days after an additional written notice that payment is due (except that no such additional notice will be required if Tenant has failed to pay rent when due more than twice in any twelve (12) month period); (b) upon an occurrence of an event described in Article 23; or (c) the failure to observe or perform any

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

other  obligation,  term or condition of this Lease which  continues  for thirty
(30) days after Landlord provides Tenant written notice of such failure (provided that, if more than thirty (30) days are reasonably required to cure, Tenant will not be in default if Tenant promptly begins to cure within such 30-day period and then diligently completes the cure as soon as possible).

         22.      REMEDIES FOR DEFAULT.

                  22.1 GENERAL. If Tenant defaults under this Lease, Landlord may at any time thereafter, with or without any further notice or demand, do any or all of the following in its arbitrary discretion: (a) give Tenant written notice stating that the Lease is terminated, effective on the giving of notice or on a date stated in the notice, as Landlord may elect, in which event this Lease will terminate without further action; (b) in any manner permitted by law or this lease, and with or without further notice, and with or without terminating this Lease, terminate Tenant's right of possession and enter and repossess the Premises, and expel Tenant and Tenant's Affiliates, and remove their property and effects, without being guilty of trespass; and (c) pursue any other right or remedy now or hereafter available to Landlord under this Lease or at law or in equity.

                  22.2     TENANT'S OBLIGATIONS.  If Tenant defaults:

                           (a)      All rent due at the time of the default will
be paid immediately and Tenant also will pay such reasonable costs as Landlord may incur for attorneys' fees, inspection fees and brokerage fees (to the extent allocable to the current Lease term), and for putting the Premises in good order, condition and repair (fire and casualty excepted, and not including costs to improve the Premises for a new tenant except to the extent property amortized over the balance of the term of this Lease).

                           (b)      Landlord  shall  use  reasonable  efforts to
relet the Premises on terms satisfactory to Landlord in its reasonable discretion, either in its own name or otherwise, for a term or terms which may, at Landlord's option, be more or less than the balance of the term of this Lease and pursuant to one or more leases, and Landlord may grant commercially reasonable concessions, tenant allowances and/or free rent, among other things.

                           (c)      Whether or not the  Premises are  relet, but
subject to the terms of Subsection 22.2(d) below, Tenant will pay punctually to Landlord all of the rent and other sums and perform all of Tenant's obligations for the remainder of the then current term of this Lease in the same manner and at the same times as if this Lease had not been terminated.

                           (d)      If Landlord relets  the  Premises, the  date
that the new tenant begins to pay base rent to Landlord will be referred to as the "New Rent Payment Date." Subject to the rest of this Subsection, Tenant will be entitled to a credit (the "Credit") against the amounts owed by Tenant under this Article in an amount equal to: (a) the total rent stream payable by the new tenant to Landlord only for the period starting on the New Rent Payment Date and ending on the expiration date of the then current term of this Lease; less (b) the reasonable costs and expenses incurred by Landlord to relet the Premises to such new Tenant (including, without limitation, marketing fees and brokerage fees to the extent allocable to the then remaining term of the Lease, and reasonable legal fees and costs to repair and improve the Premises for such new tenant). The Credit to be received by Tenant will never exceed the amounts actually owed by Tenant to Landlord under this Article and Landlord will not be required to pay any amounts to Tenant by reason of the Credit. Neither the Credit nor any other credit will be given to Tenant for any rent received or projected to be received from any reletting for any period after the expiration date of the then current term of this Lease.

                           (e)      At  Landlord's  option,   Landlord  may,  by
written notice to Tenant at any time after Tenant's default, elect to recover, and Tenant will thereupon pay, as liquidated damages, an amount equal to the total rent stream which would have accrued to Landlord under this Lease for the remainder of the then current Lease term, net of any Credit due Tenant under Subsection 22.2(d) above (or a deemed Credit for the rental value of any portion of the Premises not relet at such time), discounted to the date of Landlord's election at the then prime rate designated in the Wall Street Journal, plus all of the unpaid expenses described in Sections 22.2(a) and 22.2(f).

                           (f)      Without   limiting  any   of  the  foregoing
provisions, and in addition to any other amounts that Tenant is otherwise obligated to pay, Tenant agrees that Landlord may recover from Tenant all costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in enforcing this Lease from and after Tenant's default.

                  22.3 PERFORMANCE BY LANDLORD. If Tenant fails to perform any of its obligations under this Lease beyond any applicable cure period, Landlord, without waiving or curing the default or failure, may, but will not be obligated to, perform Tenant's obligations for the account and at the expense of Tenant. Landlord will provide Tenant with thirty (30) days' prior written notice before performing Tenant's obligations, but if Landlord believes that such actions are necessary due to an emergency or to prevent damage or injury or protect health, safety or property, Landlord need not give notice before performing Tenant's obligations. Tenant will pay on demand all reasonable costs and expenses incurred by Landlord in connection with Landlord's performance of Tenant's obligations.

                  22.4 POST-JUDGMENT INTEREST. The amount of any judgment obtained by Landlord against Tenant or by Tenant against Landlord in any legal proceeding arising out of a default under this Lease will bear interest until paid at the then applicable prime rate of interest published in the Wall Street Journal, plus three percent (3%), or the maximum rate permitted by law, whichever is less. Notwithstanding anything to the contrary contained in any Laws, with respect to any damages that are certain or ascertainable by calculation, interest will accrue from the day that the right to the damages vests in Landlord or Tenant, as the case may be, and in the case of any unliquidated claim, interest will accrue from the day the claim arose.

                  22.5 LANDLORD DEFAULT. In addition to all other remedies available to Tenant under this Lease or at law or in equity, Tenant shall have the right, but not the obligation, to perform an obligation that Landlord is otherwise required to perform under this Lease (the "Right of Self Help") under the circumstances set forth below:

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

                           (a)      If  Landlord   fails  to   commence  or   to
diligently perform such obligation as and when required under this Lease, and such failure continues for thirty (30) days after written notice from Tenant to Landlord of such failure (but if more than thirty (30) days are reasonably required to cure, Landlord will be deemed to have cured if it promptly begins to cure within the 30-day period and then diligently completes the cure as soon as reasonably possible), and Tenant provides an additional notice to Landlord and Landlord's Mortgagee that it intends to perform such obligation, and thereafter Landlord and Landlord Mortgagee fail to commence such cure within five (5) days after receiving Tenant's notice of its intention to so perform or thereafter fails to diligently pursue such cure to completion.

                           (b)      If  the  failure  to perform such obligation
would result in an emergency condition if not remedied promptly (i.e., an imminent and substantial risk of significant additional property damage, or personal injury or death) and Landlord fails to commence to perform such obligation within twenty-four (24) hours after receiving Tenant's notice of such emergency condition (and in such case Tenant shall exercise its Right of Self Help only if and to the extent reasonably necessary to remedy the emergency condition, and as soon as there no longer is an emergency condition, Tenant shall not have the right to continue to exercise the Right of Self Help pursuant to this Subsection (ii)).

         The reasonable cost incurred by Tenant in performing Landlord's obligations hereunder shall be payable from Landlord to Tenant upon Tenant's written demand therefor. If Landlord fails to reimburse Tenant within ten (10) days after Tenant's demand for the reasonable cost of performing Landlord's obligation or if any other monetary obligation from Landlord to Tenant remains unpaid after the date payment of such obligation is due, then Tenant shall have the right to deduct any such amounts owing from Landlord, plus interest thereon at the rate of interest described in Section 22.4 above, from base rent or other charges due or to become due Landlord under this Lease. If Tenant has not received or received credit for all such amounts and interest thereon at the expiration of the term of this Lease, Tenant may, at its option, extend the term of this Lease on the same terms and conditions then in effect until all such amounts and interest thereon are fully paid by application of all base rent and other charges accruing during such extended term.

         23.      BANKRUPTCY OR INSOLVENCY.

                  23.1 TENANT'S INTEREST NOT TRANSFERABLE. Neither Tenant's interest in this Lease nor any estate hereby created in Tenant nor any interest herein or therein will pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code").

                  23.2  DEFAULT AND TERMINATION. If:

                        (a) Tenant commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy,

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

insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                        (b) Any case, proceeding or other action against Tenant is commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action remains undismissed or unstayed for a period of sixty (60) days, then it will be a default hereunder and this Lease and all rights of Tenant hereunder will automatically cease and terminate as if the date of such event were the original expiration date of this Lease and Tenant will vacate and surrender the Premises but will remain liable as herein provided.

                  23.3     RIGHTS AND OBLIGATIONS UNDER THE BANKRUPTCY CODE.

                           (a)    Upon the  filing of  a petition  by or against
Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform all obligations of Tenant under this Lease, including, but not limited to, the covenants regarding the operations and uses of the Premises until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all base rent and other rent otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days of the filing of a petition under any Chapter of the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors (any such rejection being deemed an automatic termination of this Lease); (iv) to give Landlord at least thirty (30) days prior written notice of any proceeding relating to any assumption of this Lease; (v) to give at least thirty (30) days prior written notice of any abandonment of the Premises (any such abandonment being deemed a rejection and automatic termination of this Lease), unless the Bankruptcy Court has otherwise extended the period for acceptance or rejection; (vi) to all other things of benefit to Landlord otherwise required under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, except that if and to the extent that any of the above provisions, if enforced, would violate the Bankruptcy Code then in existence, then such provisions shall be conformed to the Bankruptcy Code then in existence.

                           (b)    No default under this Lease by Tenant,  either
prior to or subsequent to the filing of such petition, will be deemed to have been waived unless expressly done so in writing by Landlord.

                           (c)    Included within and  in addition to  any other
conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of pecuniary loss by the time of the entry of the order approving such assumption and/or assignment (pecuniary loss will include, without limitation, any attorneys' fees and costs and expert witness fees incurred by Landlord in protecting its rights under this Lease, including representation of Landlord in any proceeding commenced under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtor); (ii) the deposit of an additional sum equal to three (3) months' base rent; (iii) the use of the Premises only as set forth in this Lease; (iv) the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to, substantial experience in operating businesses in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; (v) meet all other criteria of 11 U.S.C. Section 365(b)(3); and (v) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (vi) the Premises at all times remains a single unit and no Alterations or physical changes of any kind may be made unless in compliance with the applicable provisions of this Lease, except that if and to the extent that any of the above provisions, if enforced, would violate the Bankruptcy Code then in existence, then such provisions shall be conformed to the Bankruptcy Code then in existence.

                           (d)    Any person or  entity  to whom  this  Lease is
assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee will upon demand execute and deliver to Landlord an instrument confirming such assumption.

                  23.4 CONSTRUCTION. The terms of this Article will be in addition to, but not exclusive of, any rights or remedies of Landlord in Article 22 and elsewhere in this Lease or otherwise available at law or in equity, and will not be deemed to limit Landlord, except as may be required by law.

         24.      GENERAL PROVISIONS.

                  24.1 HOLDING OVER. Tenant will not hold over in the Premises after the end of the Lease term without the express prior written consent of Landlord, which may be withheld arbitrarily; provided, however, if Tenant is not then in default, Tenant may extend the Lease Term for a period not to exceed six
(6) months on the same terms and conditions, provided that Tenant delivers an extension notice to Landlord at least twelve (12) months before the end of the then current Lease term and specifies in that notice the length of such extension period. If Tenant validly exercises this extension right, the term will be deemed extended for the period specified in Tenant's notice, and such extension will be part of the Lease term and will not be considered a holding over by Tenant, but there will be no further extension rights. This extension right is applicable only at the end of the Lease term, as the same may be extended. Subject to the foregoing, if any tenancy is created by Tenant's holding over, the tenancy will be a tenancy at sufferance terminable immediately at Landlord's sole option on written notice to Tenant, but otherwise subject to the terms of this Lease, except that the most recent annual base rent will be increased by twenty-five percent (25%) (except as specifically set forth in Section 16.4). Nothing in this Article or elsewhere in this Lease permits Tenant to hold over or in any way limits Landlord's other rights and remedies if Tenant holds over (except as specifically set forth in 16.4).

                  24.2 ENTRY BY LANDLORD. Upon prior written notice to Tenant, Landlord and its designated representatives, during normal business hours, shall have the right to enter the Premises, and Landlord will retain (or be given by Tenant) keys to unlock all the doors to or within the Building, excluding doors to Tenant's vaults and files. Notwithstanding the foregoing, Landlord need not give prior notice and will have the right to use any means reasonably necessary to enter the Building if Landlord reasonably believes there is an emergency or that entry is necessary to prevent damage or injury or protect health, safety or property. All such entry shall be conducted in a manner as to not unreasonably disturb the conduct of Tenant's business.

                  24.3 BROKERS. Tenant and Landlord represent and warrant to each other that such party has had no dealings with any agent, broker, finder or other person who is or might be entitled to a commission or other fee in connection with this or any related transaction, other than Hill Partners, Inc., and each party agrees to defend, indemnify and hold the other party harmless from any cost, expense or liability, including reasonable attorney's fees, for any breach of this representation. Landlord shall pay all commissions or other fees owing to Hill Partners, Inc. in connection with this Lease.

                  24.4 QUIET ENJOYMENT. So long as Tenant pays all rent and pays and performs its other Liabilities as and when required, Tenant may quietly enjoy the Premises without hindrance or molestation by Landlord or any other person, subject to the terms of this Lease and the terms of any Superior Mortgages and other agreements or matters of record or to which this Lease is subordinate. As used in this Lease, the term "Superior Mortgages" means all present and future mortgages, deeds of trust or other encumbrances, and the documents and agreements in connection therewith, and all renewals, modifications, consolidations, replacements or extensions thereof and advances made thereunder, affecting all or any portion of the Premises.

                  24.5 SECURITY. Subject to the terms and conditions in this Lease, Tenant will have the right to install a security system for the Premises at Tenant's sole cost and expense. Tenant will keep Landlord fully apprised and give to Landlord's designated representatives the means necessary to bypass the security system and enter the Premises in the event of an emergency. Landlord shall have no liability or obligations relating in any way to the installation, maintenance or operation of such security system.

                  24.6 OBLIGATIONS; SUCCESSORS; RECORDATION. If Tenant consists of more than one person or entity, the obligations and liabilities of those persons or entities are joint and several. Time is of the essence of this Lease. Subject to the restrictions in Article 18 or elsewhere in this Lease, this Lease inures to the benefit of and binds Landlord, Tenant and their respective successors and assigns and anyone who acquires an interest in this Lease, or in the case of Landlord anyone who acquires title to the Premises. Tenant will not record this Lease, but each party agrees on the written request of the other, to execute a notice of lease in recordable form.

                  24.7 ACCORD AND SATISFACTION. Payment by Tenant or acceptance by Landlord of less than the full amount of rent due is not a waiver (unless such acceptance is accompanied by a written waiver signed by Landlord specifying that such acceptance is a waiver and specifying the amount being waived), but will be deemed to be on account of amounts next due, and no endorsements or statements on any check or any letter accompanying any check or payment will be deemed an accord and satisfaction or binding on Landlord. Landlord may accept the check or payment without prejudice to any of Landlord's rights and remedies, including, without limitation, the right to recover the full amount due.

                  24.8 PRIOR AGREEMENTS; AMENDMENTS; WAIVER. This Lease is an integrated document and contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and supersedes all prior agreements or understandings. This Lease may not be amended except by an agreement in writing signed by Landlord and Tenant. All waivers must be in writing, specify the act or omission waived and be signed by the party charged with the waiver. No other alleged waivers will be effective, including, without limitation, Landlord's acceptance of rent (except as specifically provided otherwise in Section 24.7), collection of a late charge or application of a security deposit. Landlord's waiver of any specific act, omission, term or condition will not be a waiver of any other or subsequent act, omission, term or condition.

                  24.9 REPRESENTATIONS; INABILITY TO PERFORM. Except as may be specifically set forth as representations and warranties in this Lease, Landlord and its Affiliates have not made, and Tenant is not relying on, any representations or warranties of any kind, express or implied, with respect to the Premises or this transaction. Any party hereto will not be in default nor incur any Liabilities if such party does not fulfill any of its obligations
(other than monetary obligations), or is delayed in doing so, because of accidents, breakage, strike, labor troubles, war, sabotage, governmental regulations or controls, inability to obtain materials or services, acts of God, or any other cause, whether similar or dissimilar, beyond such party's reasonable control, but such inability will not be deemed to limit in any way Landlord's repair and maintenance obligations under Article 12 or its repair and/or restoration obligations under Articles 16 and 17, except to the extent that such repair, maintenance or restoration activities are affected by such events or causes.

                  24.10 LEGAL PROCEEDINGS. In any action or proceeding involving or relating in any way to this Lease, the court or other person or entity having jurisdiction in such action or proceeding will award to the party in whose favor judgment is entered the actual attorneys' fees and costs incurred. Landlord and Tenant submit to and agree not to contest the sole and exclusive jurisdiction of the state and federal courts located in the State of Texas to adjudicate all matters in connection with this Lease or involving Tenant, Landlord or their respective Affiliates in any way, and Landlord and Tenant agree that they shall bring all suits and actions only in such Texas courts residing in Travis County and not to seek a change of venue. In any circumstance where a party is obligated to indemnify or hold harmless the other party under this Lease, that obligation also will include the obligation to protect the other party and defend it with counsel acceptable to the other party or, at the other party's election, the other party may employ its own counsel and the indemnifying party will pay when due all attorneys' fees and costs. These obligations to indemnify, hold harmless, protect and defend will survive the expiration or termination of this Lease.

                  24.11 OWNERSHIP; INVALIDITY; REMEDIES; CHOICE OF LAW. As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises. Upon each conveyance (whether voluntary or involuntary) of fee title, the conveying party will be relieved of all Liabilities and obligations contained in or derived from this Lease or arising out of any act, occurrence or omission which, in any case, occurs after the date of such conveyance. Landlord may Transfer all or any portion of its interests in this Lease or the Premises (subject to Tenant's prior written approval as required under Exhibit E attached hereto) without affecting Tenant's obligations and Liabilities under this Lease, provided any such transferee of Landlord assumes in writing all of Landlord's obligations under this Lease and so notifies Tenant thereof. Tenant has no right, title or interest in the name of the Building or of the Premises, and may use these names only to identify its location. Any provision of this Lease which is invalid, void or illegal will not affect, impair or invalidate any of the other provisions and the other provisions will remain in full force and effect. Landlord's rights and remedies are cumulative and not exclusive. This Lease is governed by the laws of the State of Texas applicable to transactions to be performed wholly therein.

                  24.12 PRESUMPTIONS; EXHIBITS; SUBMISSION. This Lease will be construed without regard to any presumption or other rule requiring construction or interpretation for or against the party drafting the document. The titles to the Articles and Sections of this Lease are not a part of this Lease and will have no effect on its construction or interpretation. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular, and the masculine, feminine and neuter genders each include the others, and the word "person" includes individuals, corporations, partnerships or other entities. All exhibits, addenda and riders attached to this Lease are incorporated in this Lease by this reference. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature is not an offer to Tenant to lease the Premises or the grant of an option to lease to Premises. This Lease will not be binding unless and until it is executed and delivered by both Landlord and Tenant.

                  24.13 COOPERATION. If Landlord finds it necessary to enter the Premises to perform its obligations or exercise its rights under this Lease, Tenant will cooperate reasonably with Landlord, and this cooperation will include moving machinery, equipment or Alterations within the Premises and allowing Landlord sufficient space within the Premises to enable Landlord to perform any work that Landlord has the right or is required to perform under this Lease.

                  24.14 NOTICES. Unless otherwise specifically stated in this Lease, all notices, demands or communications required or permitted under this Lease (the "Notices") will be in writing and personally delivered (by messenger or recognized national overnight carrier), or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant prior will be delivered to the address for Tenant in Section 1(i) or to such other address as may be specified by Tenant to Landlord in writing. Notices to Landlord will be delivered to the addresses for Landlord in Section 1(j) or to such other address as may be specified by Landlord to Tenant in writing. Notices will be effective on the earlier of (i) delivery; or, (ii) if mailed, three (3) business days after they are mailed in accordance with this Section.

                  24.15    OTHER DEFINED TERMS.

                           (a)      "Affiliates"  means:   a  party's   internal
partners, and the directors, officers, agents, employees, parent, subsidiaries, licensees, concessionaires, contractors, subcontractors, successors, assigns, subtenants, and representatives of the party or its internal partners.

                           (b)      "Control   Affiliates"   means   a   party's
internal partners, and the directors, officers, employees, parent, subsidiaries, successors or assigns of the party or its internal partners, or an entity in which any of them owns at least 20% of the outstanding interests or voting shares.

                           (c)      "Laws"   means:   laws,   codes,  decisions,
ordinances, rules, regulations, any CC&R's or deed restrictions (or the equivalent) to which the Premises may be subject, licenses, permits and directives of governmental and quasi-governmental officers, including, without limitation, those relating to building and safety, fire prevention, health, energy conservation, Hazardous Substances and environmental protection.

                           (d)      "Liabilities" means: all obligations, costs,
damages, claims, injuries, liens, liabilities and judgments, including, without limitation, reasonable attorneys' fees and costs (whether or not suit is commenced or judgment entered).

                           (e)      "Related    Entities"   means    a   party's
successors, assigns, parent or subsidiaries, or any person that controls, is controlled by or is under common control with that party, and the successors or assigns of such person.

                           (f)      "Systems and  Equipment"  means:  all  HVAC,
plumbing, mechanical, electrical, lighting, water, gas, sewer, safety, sanitary and any other utility or service facilities, systems and equipment, and all pipes, ducts, poles, stacks, chases, conduits and wires.

                  24.16    NO PARTNERSHIP.
Notwithstanding anything to the contrary, neither this Lease nor the performance of any of the terms and conditions thereof are intended to create or imply, nor shall they create or imply, any partnership, joint venture, trust, fiduciary relationship or agency relationship between Landlord and Tenant (or any of their respective Affiliates).

         25.      HAZARDOUS SUBSTANCES.

                  25.1     DEFINITIONS.

                           (a)      "Hazardous   Substances"   shall   mean  any
chemical, substance, material or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, infectiousness or other harmful or potentially harmful properties or effects, including petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls ("PCBs") and all of those chemicals, substances, materials or combinations thereof that are listed, defined or regulated in any manner by any Environmental Law.

                           (b)      "Environmental Cleanup Work"  shall mean any
cleanup, remediation, removal, construction, alteration, demolition, renovation or installation that is required in connection with Hazardous Substances installed, used, stored, handled or located on the Land or disposed of from the Land in order to comply with any Environmental Law.

                           (c)      "Environmental Law" shall  mean any federal,
state or local environmental, health and/or safety-related Law, and any related decision of the courts, ordinance, rule, regulation, code, order, directive, guideline, permit or permit condition.

                  25.2 TENANT'S OBLIGATIONS. Without limiting the generality of any portion of this Lease, Tenant and its Affiliates will:

                           (a)      Not store, handle,  transport, use, process,
generate, discharge or dispose of any Hazardous Substances from, in or about the Premises or the rest of the Land, or create any release of any Hazardous Substances, except for customary and reasonable amounts of office supplies and other supplies reasonably used in the conduct of Tenant's permitted research and development, light manufacturing and warehousing activities which may contain or consist of reasonable amounts of Hazardous Substances, and then only strictly in accordance with applicable Environmental Laws. Tenant and its Affiliates will comply fully with all Environmental Laws and insurance requirements in connection with or related to such Hazardous Substances, whether now or hereafter existing, including, without limitation, CERCLA, SARA, RCRA, TSCA, CWA, and any other Environmental Laws promulgated by the EPA, OSHA or the State of Texas.

                           (b)      Immediately pay, and  indemnify Landlord and
its Affiliates for and hold them harmless from, all Liabilities arising from any breach by Tenant or its Affiliates of their obligations in this Article, including, without limitation, the performance of and payment for any Environmental Cleanup Work and the preparation of any closure or other required plans.

                           (c)      Immediately  deliver  to Landlord  copies of
any notices, information, reports, and communications of any type received or given in connection with Hazardous Substances, including, without limitation, notices of violation and settlement actions from or with governmental or quasi-governmental authorities.

         In the event of any unintentional breach of the terms of this Article 25, Tenant shall not be in default of this Lease if Tenant immediately begins to cure the breach and diligently begins and completes all required remediation, disposal and other responsive actions in accordance with the Lease and applicable Environmental Laws and guidelines and performs all necessary repairs to the Building or the Premises, and, upon the completion of which, Tenant will be deemed to have cured such breach (although Tenant's indemnity obligations and other Liabilities still will remain). All of Tenant's obligations and Liabilities under this Article will survive the expiration or earlier termination of this Lease.

                  25.3 LANDLORD'S OBLIGATIONS. Landlord shall comply with, and shall pay all costs incurred in complying with, any Environmental Law then in effect with respect to, and the environmental state, condition and quality of, the Land and the Building, including the performance of and payment for any Environmental Cleanup Work and the preparation of any closure or other required plans, excluding, however, any costs related to Hazardous Substances on the Land established to have been caused directly by Tenant's use of the Premises or the Building. Notwithstanding any other provision of this Lease, Landlord shall and hereby does agree to indemnify, protect, defend and hold harmless Tenant and its partners, directors, officers, employees, shareholders, agents, contractors and each of their respective successors and assigns from and against any and all claims, judgments, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the term of this Lease as a result of or in connection with: (i) Landlord's breach of any covenant contained in this Section 25.3 or (ii) the presence of Hazardous Substances on, under or about the Land which are not the direct result of Tenant's activities on or in the Premises or the Building. In the event of Landlord's breach of any covenant contained in this Section 25.3, and such breach, in Tenant's reasonable judgment, is material or may adversely affect the health or safety of Tenant's employees or business invitees, Tenant shall have the right, in addition to all other remedies provided herein, to (i) terminate this Lease upon ninety (90) days' prior written notice to Landlord (which notice shall be rendered null and void if, within such 90-day period, Landlord cures such breach), or (ii) immediately cease operations within the Premises and have the base rent and any other charges payable by Tenant hereunder fully abated until Landlord has fully cured such breach. Landlord's indemnities provided under this Section 25.3 shall survive the expiration or earlier termination of this Lease.

         26. CONTINGENCY. The parties acknowledge and agree that if this Lease is executed by Landlord and Tenant prior to Landlord obtaining fee title ownership of the Land, the obligations of Landlord under this Lease are expressly conditioned upon Landlord obtaining fee title ownership of the Land and the Building. In the event that Landlord has not obtained fee title ownership on or before April 30, 1998 (the "Acquisition Date"), Landlord or Tenant may, by delivering written notice to the other, at anytime thereafter and prior to Landlord obtaining fee title ownership of the Land, elect to terminate this Lease. Landlord shall give Tenant written notice promptly following the satisfaction of the contingency described herein. Upon Tenant's or Landlord's delivery to the other of written notice of the termination of this Lease in accordance with the terms hereof, this Lease shall thereupon be terminated, any amounts previously delivered by Tenant to Landlord shall be returned to Tenant and neither party shall have any further obligation to the other or to any other person arising out of or in connection with this Lease, except as may otherwise be expressly provided in this Lease.

         IN WITNESS WHEREOF, intending to be legally bound, each party has executed this Lease as of the date first set forth above.

                                      LANDLORD:

                                      2800 INDUSTRIAL, INC., a Texas corporation




                                      By:
                                             -----------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------


                                      TENANT:

                                      VTEL CORPORATION, a Delaware corporation


                                      By:
                                             -----------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------

                                    EXHIBIT A

                            Floor Plans for Premises
                            ------------------------








                     [floor plan of premises to be attached]

                                    EXHIBIT B

                            Legal Description of Land
                            -------------------------


Lots One (1) and Two (2), WILD BASIN POINT, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 86, Pages 96B-96C of the Plat Records of Travis County, Texas.

                                    EXHIBIT C

                                    Base Rent
                                    ---------



         Period                                      Annual Base Rent
         ------                                      ----------------

Lease Years 1-10               $14.25 per annum per square foot of rentable area

Lease Years 11-15              $14.75 per annum per square foot of rentable area

First Extension Option         $15.25 per annum per square foot of rentable area

Second Extension Option        $15.75 per annum per square foot of rentable area

Third Extension Option         $16.25 per annum per square foot of rentable area

                                    EXHIBIT D

             Subordination, Non-Disturbance and Attornment Agreement
             -------------------------------------------------------


         THIS AGREEMENT is entered into as of the       day of                 ,
                                                  -----        -----------------
19   , between                                                                 ,
  ---         -----------------------------------------------------------------
a                                                  , with a place of business at
  -------------------------------------------------

--------------------------------------------------------------------------------
("Mortgagee"), and VTEL Corporation, a Delaware corporation, having an office at 108 Wild Basin Road, Austin, Texas 78746 ("Tenant").

                                    Recitals

         A.       Mortgagee has made a loan to
                                               ---------------------------------
("Landlord") in the original principal amount of $                          (the
                                                  -------------------------
"Loan").

         B. Mortgagee is the holder of a mortgage or deed of trust securing the Loan (the "Mortgage") covering that certain parcel of land situated in Austin, Travis County, Texas, owned by Landlord and described on Exhibit A attached hereto and made a part hereof, together with the improvements erected thereon (the "Property").

         C. By a certain Lease Agreement entered into between Landlord and Tenant, dated as of __________________________, 19__ (the "Lease"), Landlord
leased to Tenant certain premises situated within the Property (the "Premises").

         D. A copy of the Lease has been delivered to Mortgagee, the receipt of which is hereby acknowledged.

         E. The parties hereto desire to effect the subordination of the Lease to the Mortgage and to provide for the non-disturbance of Tenant by the holder of the Mortgage or any purchaser under a foreclosure or deed in lieu thereof.

                                    Agreement

         In   consideration  of  the  premises  and  the  mutual  covenants  and agreements herein contained, the parties hereto agree as follows:

         1. Mortgagee hereby consents to and approves the Lease and all of the terms and conditions thereof.

         2. Tenant covenants and agrees with Mortgagee that the Lease is hereby made and shall continue hereafter to be subject and subordinate to the lien of the Mortgage, and to all modifications and extensions thereof, with the same force and effect as if the Mortgage had been executed and delivered prior to the execution and delivery of the Lease and without regard to the order of priority of recording the Mortgage, subject, however, to the provisions of this Agreement.

         3. Tenant certifies that the Lease is presently in full force and effect and unmodified and Tenant as of this date has no knowledge of any default, charge, lien or claim of offset under the Lease.

         4. Mortgagee agrees that, so long as Tenant is not in default under the
Lease:

                  (a) Tenant shall not be named or joined as a party or otherwise in any suit, action or proceeding for foreclosure by the Mortgagee or to enforce any rights under the Mortgage or the Loan.

                  (b) The possession by Tenant of the Premises and Tenant's rights under the Lease shall not be disturbed, affected or impaired by (i) any suit, action or proceeding under the Mortgage or the Loan or for foreclosure under the Mortgage, or any other enforcement of any rights under the Mortgage or any other documents pertaining to the Loan, (ii) any judicial or non-judicial foreclosure, sale or execution of the Premises or the Property or any deed given in lieu of foreclosure, or (iii) any default under the Mortgage or the Loan.

                  (c) All condemnation awards and insurance proceeds paid or payable with respect to the Premises or any other part of the Property and received by Mortgagee shall be applied and paid in the manner set forth in the Lease.

                  (d) Neither the Mortgage nor any other security instrument executed in connection with the Loan shall cover or be construed as subjecting in any manner to the lien thereof any trade fixtures, signs or other personal property at any time furnished or installed by or for Tenant in or on the Premises.

         5. If Mortgagee or any future holder of the Mortgage or any other transferee under the Mortgage shall become the owner of the Property or any part thereof by reason of foreclosure of the Mortgage, or if the Property or any part thereof shall be sold as a result of any action or proceeding to foreclose the Mortgage, or by transfer of ownership by deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant and the then owner of the Property as "Landlord" under the Lease, upon all of the same terms, covenants and provisions contained in the Lease, and in such event:

                  (a) Tenant shall be bound to such new owner under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including also any extension periods, if Tenant elects or has elected to exercise its option to extend the term) and Tenant hereby agrees to attorn to such new owner and to recognize such new owner as "Landlord" under the Lease; and

                  (b) Such new owner shall be bound to Tenant under and hereby assumes all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including also any extension periods, if Tenant elects or has elected to exercise its option to extend the term), and Tenant shall, from and after the date such new owner succeeds to the interest of "Landlord" under the Lease, have the same remedies against such new owner for the breach of any covenant contained in the Lease; provided, however, that such new owner shall not (i) be bound by any rent or additional rent which Tenant might have paid for more than one month in advance to any prior landlord (including Landlord) except to the extent, if any, expressly required by the terms of the Lease, or (ii) be personally liable for any breach of the Lease by or other act or omission of any prior landlord (including Landlord) or (iii) be bound by any amendment or modification of the Lease made without Mortgagee's consent which would reduce fixed annual rent or any other monetary obligation of Tenant under the Lease.

         6. Any notices or communications given under this Agreement shall be in writing and shall be deemed given on the earlier of actual receipt or three (3) days after deposit in the U.S. Mail, by registered or certified mail, return receipt requested, postage prepaid, at the respective addresses set forth above, or at such other address as the party entitled to notice may designate by written notice as provided herein.

         7. This Agreement shall bind and inure to the benefit the parties hereto and their respective successors and assigns.

         8. This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived or cancelled except by an agreement in writing executed by the parties against whom enforcement of such modification, change, waiver or cancellation is sought.

         9. This Agreement and the covenants contained herein shall run with and shall bind the Property throughout the entire term (including all renewal terms that may be exercised by Tenant) of the Lease.

         EXECUTED as of the date first written above.


                                             MORTGAGEE:


                                             -----------------------------------


                                             By:
                                                  ------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                  ------------------------------

                                              TENANT:

                                              VTEL CORPORATION


                                             By:
                                                  ------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                  ------------------------------




STATE OF __________________________ ss.

COUNTY OF _________________________ ss.


         The foregoing instrument was acknowledged before me this _______ day of ______________________, 19___, by __________________________________________, of
___________________________________________, a ________________________________,
on behalf of such _____________________.


                                ------------------------------------------------
                                Notary Public in and for the State of
                                                                      ----------

                                My Commission Expires:
                                                       -------------------------



STATE OF TEXAS _____________________ ss.

COUNTY OF TRAVIS                     ss.


         The foregoing instrument was acknowledged before me this _______ day of ______________________, 19___, by _____________________________________________,
of VTEL Corporation, a Delaware corporation, on behalf of such corporation.



                                ------------------------------------------------
                                Notary Public in and for the State of Texas

                                    EXHIBIT E

                                  Net Proceeds
                                  ------------

         1. CASH PROCEEDS. "Cash Proceeds" means: all cash proceeds actually received by or on behalf of Landlord that Landlord is permitted to retain (for example, if Landlord must refund an overpayment to Tenant or a third party, the amount refunded will not be deemed to be "retained" by Landlord nor shall it be a part of Cash Proceeds hereunder) from the sale, leasing (including base rent and additional rents or charges), assignment, subleasing, initial financing (including, without limitation, the initial financing secured by the Building), refinancing, encumbrance, Condemnation or other disposition of all or any portion of the Building or any interest therein, and any casualty and rental insurance proceeds received by or on behalf of Landlord that Landlord is permitted to retain in connection with all or any portion of the Building, any loans, advances or capital contributions made to Landlord, indemnities paid by Tenant to Landlord and any interest or investment income received by Landlord on such cash proceeds.

         2. COSTS. "Costs" means: all bona fide costs and expenses of any type paid by Landlord or its Affiliates, or reasonably anticipated by Landlord to be payable by Landlord or its Affiliates, for, as a result of or in connection with all or any portion of the Building or any interest therein or any ownership, operation, management, maintenance, repair, restoration, replacement, improvement, leasing (other than the payment of Net Proceeds hereunder), financing, refinancing or Transfer by Landlord thereof (whether or not included as part of Operating Costs, but not including any sale or conveyance to any of Landlord's Control Affiliates), or any rights or Liabilities in connection with any of the foregoing, including, without limitation, costs and expenses for: the acquisition, sale or other disposition of all or any portion of the Building and any rights appurtenant thereto (including, without limitation, all costs for due diligence, investigations, remedial work, closing costs, escrow and title fees, legal fees, professional fees and commissions); all labor, services and materials supplied to or for the benefit of the Building and/or Tenant under or in connection with this Lease; financing, refinancing and encumbrance of the Premises or any interest therein (including, without limitation, payment of all principal, interest, reserve deposits, fees, commissions, appraisals, escrow and title fees, other closing costs, interest rate hedges, "caps" or "floors," and other costs in connection therewith and other amounts owed under any of the loan documents); the repayment of all bona fide capital contributions, loans or advances made by Landlord or its partners or their respective Affiliates (including, without limitation, the repayment of such amounts and commercially reasonable interest on such loans and a commercially reasonable rate of return on such contributions or advances, and commercially reasonable closing costs, commissions and/or loan fees or similar fees in order to obtain such loans, contributions or advances); the payment and performance of all of Landlord's Liabilities and the exercise of Landlord's rights under or in connection with this Lease or the Premises or agreements in connection therewith (including, without limitation, costs for Taxes, Operating Costs, amounts in connection with Hazardous Substances and environmental protection, compliance will all Laws, indemnity and defense costs, and other costs in connection therewith and other amounts owed under any of the loan documents); reasonable attorneys' fees and other costs in connection with the defense or prosection of any litigation, proceedings, claims or counterclaims or as otherwise deemed necessary by Landlord; judgments, claims, awards or settlements, whether due to the fault of Landlord or its partners or otherwise; an amount per calendar year equal to forty percent (40%) of an amount (the "Tax Payments") equal to: Landlord's taxable income (if any) in the prior calendar year (other than the taxable income resulting solely from the sale or the conveyance of the Premises) less the amounts paid to Landlord for that prior calendar year pursuant to this clause of this Paragraph 2, and if in any year the Tax Payments are not fully paid, then the unpaid Tax Payments shall cumulate and be paid as Costs as soon as there are sufficient Cash Proceeds; the preparation of Landlord's annual financial statements and any other information to be provided by Landlord under this Lease (including reports of Net Proceeds) and tax returns; corporate or partnership license fees, filing fees, business and franchise taxes and fees, and similar charges; and reserves deemed reasonably necessary by Landlord in connection with any of the foregoing. Unless otherwise specifically agreed and set forth in this Lease (e.g., with respect to the interest rate on loans or the return on capital, or with respect to management fees or fees in lieu thereof), amounts payable as Costs by Landlord to any of its Affiliates for services rendered shall not exceed the prevailing rates that would be payable to unaffiliated third parties in an arms-length transaction. Costs do not include any of the above amounts which are directly paid by Tenant or which are funded by insurance, and in no event shall Costs include any leasing or sales commissions paid to any Affiliate of Landlord.

         3. PAYMENT OF NET PROCEEDS. "Net Proceeds" means, from time to time, an amount equal to the positive amount, if any, obtained by taking an amount equal to the current amount of Cash Proceeds and deducting therefrom an amount equal to the current amount of Costs. Prior to any distribution of Net Proceeds to any of Landlord's Control Affiliates, Landlord first will pay to Tenant Net Proceeds in amount equal to: the unrepaid Reconstruction Costs (if any) until the Reconstruction Costs have been repaid in full; and the reasonable costs and expenses incurred by Tenant in good faith to third parties in validly exercising its Right of Self Help as set forth in Section 22.5 of the Lease, but excluding therefrom Tenant's Percentage of any of such costs and expenses that otherwise would qualify as Operating Costs under Article 7 of the Lease. Thereafter: (i) first, all Net Proceeds available for distribution shall be paid to Tenant until tenant has received under this clause (i) aggregate Net Proceeds equalling $2,000,000.00; and (ii) thereafter, Landlord will pay to Tenant fifty percent (50%) of all Net Proceeds available for distribution at the same times as Net Proceeds are distributed by Landlord to its partners or other owners of equity interests in Landlord. These payments to Tenant will be deemed to be a reduction in Tenant's rent already paid from time to time under this Lease (although they may not be credited, offset or deducted against Tenant's current or future rent payments owed). Payments of Net Proceeds to Tenant during any year shall be subject to an annual reconciliation for that year (which shall occur after the end of that year), and any amounts overpaid to Tenant or owed by Landlord shall be adjusted in cash between the parties within thirty (30) days after such annual reconciliation is delivered. Upon Tenant's written request in each instance, Landlord will furnish to Tenant reasonable backup information for its annual reconciliations, including copies of Landlord's most recent financial statements. Upon at least ten (10) days' prior written notice to Landlord, not more than once in each calendar year Tenant may audit Landlord's books and records applicable to any prior period in order to verify the accuracy of Landlord's calculation of Net Proceeds. Such audit will be conducted only during regular business hours where Landlord maintains its books and records and Tenant will deliver a copy of the audit to Landlord within fifteen (15) days after receipt by Tenant. All audits will be conducted at Tenant's cost and expense and shall be conducted only by Tenant or its designated professional representatives; provided, however, if any such audit shall show that the actual Net Profits payable to Tenant exceed by one hundred three percent (103%) the Net Profits payable to Tenant under such annual reconciliation furnished to Tenant, Landlord shall immediately pay the cost of such audit for the period audited.

         4. TERMINATION OF RIGHTS. Notwithstanding anything to the contrary, as of the date of the first occurrence of any or all of the following, all of Tenant's rights and Landlord's obligations under or in connection with this Exhibit will terminate and lapse completely, except that the entity that is the Landlord immediately prior to the occurrence of any or all of the following shall remain obligated to pay to Tenant Tenant's share of undistributed Net Proceeds (if any) existing as of the date of such occurrence:

                  (a) The termination of this Lease or Tenant's right to possession of the Premises due to a default by Tenant under this Lease, or

                  (b) The closing of any bona fide third party sale or other conveyance by Landlord of the Building made in accordance with the terms of this Exhibit, but Tenant's rights and Landlord's obligations with respect to Net Proceeds shall continue with respect to any Net Proceeds received by Landlord in connection with such sale or other conveyance.

Notwithstanding any provision of this Lease to the contrary, including without limitation the other provisions of this paragraph 4, in the event of a termination or expiration of this Lease for any reason other than a default by Tenant under this Lease, Tenant's rights and Landlord's obligations under or in connection with this Exhibit shall continue in full force and effect and shall survive such termination or expiration until the occurrence of the condition described in subparagraph (b) above of this paragraph 4.

         5. UNAFFECTED PARTIES. Notwithstanding anything to the contrary, Tenant's rights and Landlord's obligations under this Exhibit will not be binding on and will not affect or otherwise apply in any way to:

                  (a) Any party that, in a bona fide third party transaction made in accordance with the terms of this Exhibit, purchases or otherwise acquires all or any portion of the Building or any interest therein, or its successors, assigns and purchasers, or their respective Affiliates; or

                  (b) Landlord's Mortgagee, whether or not they take title to or acquire all or any portion of the Premises or any interest therein, and their successors, assigns and purchasers, or their respective Affiliates.

         6. PERSONAL RIGHTS. Notwithstanding anything to the contrary, the rights granted to Tenant under or in connection with this Exhibit are granted to and may be exercised only by the Tenant originally named in this Lease, and they may not be exercised by anyone else (other than by an assignee to whom such rights have been entirely assigned pursuant to a valid assignment of this Lease, if at the time of such assignment the assignor and the assignee deliver to Landlord a jointly executed written notice stating unconditionally that the assignee has the right to exercise such rights), and Tenant shall not, and shall not have the right or power to, otherwise assign or Transfer any of these rights. If at the time of a valid assignment the assignor and the assignee deliver to Landlord a jointly executed written notice directing Landlord to pay a portion of the Net Proceeds otherwise payable to the assignee instead to the assignor, then Landlord will continue to pay that portion of the Net Proceeds to the assignor until and unless Landlord receives from the assignor and the assignee a jointly executed written notice changing such direction to Landlord and then Landlord shall pay in accordance with the new direction.

         7. LIMITATIONS ON SALES AND FINANCING. Notwithstanding anything to the contrary in this Exhibit or elsewhere in the Lease, the sale or financing of the Building shall be subject to the following:

                  (a) Until and unless Tenant otherwise agrees in writing, or upon the termination of Tenant's rights under this Exhibit, Landlord will not sell or convey the Building, nor will Landlord permit any sale or conveyance of any interest in Landlord.

                  (b) So long as Tenant is entitled to continue to receive a share of Net Proceeds in accordance with this Exhibit, Landlord agrees not to use the Building or any portion thereof to secure any indebtedness other than:
(i) the initial acquisition of the Building and any extensions, renewals, consolidations, replacements or modifications thereof, so long as the proceeds thereof are used for the purposes set forth in clause (ii) following; or (ii) financing, the proceeds of which are: used only to repay all of the financing described in Subsection (i) above on or about the date of maturity of such financing (provided that such proceeds may also be used to pay reasonable closing costs associated with such new financing); or used only to benefit the Building or pay any Liabilities in connection therewith or as required under this Lease. In any case, any such permitted financing that is placed on the Building shall be subject to the reasonable approval of Tenant if the terms of such financing do not conform to the following parameters:


                           (1) The principal  balance of any such loan shall not
                  exceed the amounts required to be applied as set forth in clause (ii) above.

                           (2) The term of any such  loan shall be  no less than
                  10 years.

                           (3) The  repayment of any such loan shall be based on
                  an amortization of the original principal amount of such loan over a period of not less than 20 years and not exceeding 25 years.

                           (4)  Any  such  loan   shall  bear   interest   at  a
                  competitively bid market rate.

                           (5) No  participation  or net profits interest in the
                  Building shall be provided to the lender.